Exhibit 10.1

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (“Settlement”) is dated as of July 1, 2023 (the “Effective Date”), by and among Green Tree Colorado, LLC (“Green Tree Colorado”), Green Tree Cultivation LLC, GT Retail LLC, and Green Tree MIP LLC, each a Colorado limited liability company, TREES Corporation, a Colorado corporation and parent company to Green Tree Colorado or their respective assigns (“CANN”, and collectively with the above entities, “Trees”), Allyson Feiler Downing (“Downing”) and Loree Schwartz (“Schwartz”, and together with Downing, “Green Tree”), and for purposes of and for purposes of Section 2 and Schedule A only, Green Tree Berthoud, LLC and GT Infusions, LLC, each a Colorado limited liability company.

RECITALS:

A.	Green Tree Colorado is the owner of those assets (the “Original Assets”) of Ancient Alternatives LLC (“Ancient”), Natural Alternatives For Life, LLC, Mountainside Industries, LLC, Hillside Enterprises, LLC, and GT Creations, LLC, each a Colorado limited liability company (collectively, “Original GT Sellers”), previously acquired by Green Tree Colorado pursuant to that certain Asset Purchase Agreement dated September 13, 2022 by and among Green Tree Colorado, the Original GT Sellers, Trees, and certain other parties thereto, as amended (“APA”).

B.	The parties acknowledge that Trees lacks the financial means to make the remaining installment payments due to the Original GT Sellers and their respective assigns under the APA, which could be construed as an ‘anticipatory’ breach of contract under the APA.

C.	The parties further acknowledge that Green Tree would not expect to recover any of the remaining installment payments owed by Trees under the APA in litigation should Green Tree pursue litigation against Trees in respect thereof.

D.	The parties desire to completely and finally settle and resolve all potential claims, controversies, causes of action, and potential causes of action arising from Tree’s imminent default under the APA set forth in Recital (B) above.

In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective definitions as set forth in the APA.

2.	Settlement and Transfer of Transferred Assets. On the date (“Transfer Date”) on which the transfer of the cannabis licenses set forth on Schedule A from Trees to such entity set forth on Schedule A opposite such cannabis licenses has been completed and approved by the MED (the “Transfer”), Trees automatically assigns and transfers all right, title, interest, obligations and liabilities of and to the Assets set forth on Schedule A (the “Transferred Assets”) to the entities set forth above such Transferred Assets on Schedule A; except for Excluded Assets also as set forth on Schedule A, for which Trees retains in their entirety. At any time and from time to time after the Closing, at Green Tree’s written request, Trees shall execute and deliver to Green Tree such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Green Tree may reasonably request in order to effect the Transfer. If Trees fails to be fulfill any above described request, then effective upon notification by Green Tree to Trees of such failure, Trees shall automatically grant Green Tree as its true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to execute all documents relating to such requests on Trees’ behalf. This proxy and power granted by Trees pursuant to this Section 2 is coupled with an interest, is irrevocable, and will survive the termination of this Settlement.

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3.	Consideration. In consideration for the Transferred Assets, as of the Transfer Date, each of the persons set forth on Schedule B shall sell to CANN, and CANN shall redeem from such persons the number of shares of CANN common stock as set forth opposite such persons name on Schedule B (“Redeemed Shares”). Furthermore, other than the payments to Michael Abrams pursuant to the letter agreement, dated as of the date hereof, among Green Tree, Trees and other parties thereto, as of the Effective Date, no further payments whatsoever shall be due and payable from CANN to Green Tree or any affiliate thereof under the APA or otherwise.

4.	Agreements Concerning Valuation and Settlement. The parties expressly agree that:

i.	This Settlement and the transactions contemplated hereby have been negotiated in an arms-length transaction among the parties; and

ii.	The Redeemed Shares are equal in value to the Transferred Assets.

5.	Assumption. From and after the Transfer Date, Green Tree hereby assumes any and all of Trees’ obligations and liabilities under, and in respect of, the Transferred Assets.

6.	TSA. Trees, Downing and Schwartz are simultaneously entering into a transition services agreement pursuant to which Downing and Schwartz shall operate the Transferred Assets from and after the Effective Date until the Transfer Date upon the terms and conditions set forth therein.

7.	Release; Covenant Not to Sue. Other than the parties’ indemnification obligations under this Settlement, upon the Transfer Date, each of Trees, on the one hand, and Green Tree, on the other hand, knowingly and voluntarily (for each such party, as well as, to the extent applicable, a party’s heirs, executors, administrators and assigns) releases and forever discharges the other party, its subsidiaries, affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns as well as any direct or indirect owners thereof (collectively, on behalf of either Trees or Green Tree, as applicable, the “Released Parties”) from and against any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the Transfer Date) and whether known or unknown, asserted or unasserted, direct or indirect, suspected, or claimed against a party or any Released Parties which the other party may have, which arise out of or are connected with, directly or indirectly, the APA, the Original Assets, the Transferred Assets, the transactions contemplated thereby, or any rights, obligations or liabilities in connection therewith (the “Release”). For the avoidance of doubt, notwithstanding any party’s breach of this Settlement and notwithstanding the completion of the Transfer, Trees irrevocably waives Section 5.8 of APA as it applies to Green Tree, directly or indirectly. Notwithstanding anything to the contrary herein, this Release shall not cover and shall specifically exclude Green Tree’s rights and claims directly arising out of future instances of fraud by Trees that Green Tree may have strictly in their role as shareholders of CANN. The Original GT Sellers are intended third party beneficiaries of this Release. The parties agree and acknowledge that Michael Abrams is neither a releasee or a releasor under this Release nor is he a party to this Settlement.

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8.	Representations and Warranties.

a.	Each party that is an entity represents and warrants to the other parties that such party is in good standing, duly formed, validly existing and has all requisite power and authority to conduct its business as it is now being conducted.

b.	Each party has all requisite power and authority to execute and deliver this Settlement and the other instruments to be delivered upon Transfer, if any, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, subject to approvals required by the Marijuana Code. Subject to approvals required by the Marijuana Code, the execution and delivery of this Agreement and the other instruments to be delivered upon Transfer, and the performance by each party of its obligations hereunder and thereunder, have been duly and validly authorized by necessary action. This Settlement has been, and the instruments to be delivered upon Transfer, if any, will be, duly and validly executed and delivered by such party and constitute (or, in the case of instruments to be delivered at Transfer, will upon Transfer constitute) the legal, valid and binding obligation of such party enforceable against it in accordance with its terms, subject to approvals required by the Marijuana Code, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar Laws relating to or affecting the rights of creditors generally.

c.	Trees further represents and warrants that:

i.	To Trees’ Knowledge, there are no Liens attaching to, or in respect of, any of the Transferred Assets.

ii.	There is no Proceeding pending, or to Trees’ Knowledge threatened, against Trees before or by any Governmental Authority, which seeks a writ, judgment, order or decree restraining, enjoining, or otherwise prohibiting or making illegal any of the transactions contemplated by this Settlement.

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iii.	All Taxes required to be paid by Trees in respect of the Transferred Assets have been timely paid up through and including the Effective Date.

iv.	All accounts payable and accrued liabilities owed as of the Effective Date relating to the Transferred Assets are fully paid.

v.	All inventory held at NAFL Property and GTC Property (each, as defined in Schedule A below) is maintained at normal levels consistent with the ordinary course of business at each such location.

As used in this Settlement, “Tree’s Knowledge” shall mean knowledge, after due inquiry into the subject matter of such representation, warranty or other statement and reasonable investigation, of any of the current officers or directors of Trees’, and any other employee of Trees’ who has responsibility with respect to the relevant subject matter.

9.	Indemnification. Trees shall indemnify, defend and hold Green Tree harmless from and against any Claims arising out of its representations in Section 8 of this Settlement, the Transferred Assets or the operation thereof in connection with events occurring prior to the Transfer Date. Green Tree shall indemnify, defend and hold Trees harmless from and against any Claims arising out of its representations in Section 8 of this Settlement, the Transferred Assets or the operation thereof in connection with events occurring on or after the Transfer Date.

10.	Tax Treatment. The parties shall determine their own respective tax treatment for federal and state tax purposes. In this regard, the parties shall not be bound by the Intended Tax Treatment, and Section 5.11(g) of the APA, and any similar provisions intending to bind a party to the Intended Tax Treatment, are hereby null and void, and of no further force or effect.

11.	Entire Agreement. This Settlement and the APA constitute the entire agreement of the parties hereto relating to the subject matter hereof. In the event of any conflict between any provision contained herein and a provision contained in the APA, the provision contained in this Settlement shall supersede and govern in each and every respect. This Settlement may not be amended, except in a writing signed by the parties hereto.

12.	Governing Law. This Settlement shall be governed and construed according to the laws of the State of Colorado without giving effect to principles of conflicts or choice of laws thereof.

13.	Successors and Assigns. The Settlement shall be binding on and inure to the benefit of the parties to it, their successors in interest and assigns.

14.	Counterparts; Execution and Delivery. This Settlement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. This Settlement may be executed and delivered via electronic or similar signatures.

[Signature page follows immediately]

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IN WITNESS WHEREOF, this Settlement has been duly executed and delivered by the parties as of the date first above written.

TREES:
GREEN TREE COLORADO, LLC

By:	/s/ Adam Hershey
	Name:	Adam Hershey
	Title:	Interim Chief Executive Officer

TREES CORPORATION

By:	/s/ Adam Hershey
	Name:	Adam Hershey
	Title:	Interim Chief Executive Officer

GREEN TREE:

/s/ Allyson Feiler Downing
Allyson Feiler Downing

/s/ Loree Schwartz
Loree Schwartz

For purposes of Section 2 and Schedule A only:

GREEN TREE BERTHOUD, LLC

By:	/s/ Allyson Feiler Downing
	Name:	Allyson Feiler Downing
	Title:	Manager

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GT INFUSIONS, LLC

By:	/s/ Allyson Feiler Downing
	Name:	Allyson Feiler Downing
	Title:	Manager

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Schedule A

Transferred Assets

The following licenses in respect of the Original GT Sellers identified below:

Assets to be transferred to Green Tree Berthoud, LLC:

GT Retail, LLC f/k/a Natural Alternatives for Life, LLC – State Medical Cultivation 403-01331

GT Retail, LLC f/k/a Natural Alternatives for Life, LLC – Berthoud Medical Cultivation

GT Retail, LLC f/k/a Natural Alternatives for Life, LLC - State Medical Dispensary 402-00859

GT Retail, LLC f/k/a Natural Alternatives for Life, LLC – Berthoud Medical Dispensary

GT Retail, LLC f/k/a Natural Alternatives for Life, LLC - State Retail Dispensary 402R-00771

GT Retail, LLC f/k/a Natural Alternatives for Life, LLC - Berthoud Retail Dispensary

Any and all machinery, equipment, furniture, fixtures, inventory other than inventory that is an Excluded Asset as set forth below, client information, business property and agreements of any kind, nature, character, or description, operated, owned, or leased located at 1090 North Second Street, Berthoud, Colorado 80513 (the “NAFL Location”).

Intellectual Property

GREEN TREE MEDICINALS (Design), U.S. Serial No. 88490001, International Class 41: “educational services, namely, providing online instruction in the field of the history of cannabis; providing information, news, and commentary in the field of current events relating to cannabis, marijuana, and hemp; providing information in the field of the history of cannabis including its origins.” It was filed in the name of Natural Alternatives for Life, LLC, having an address of 854 Terrace Circle North, Boulder, CO 80304 and has been used since 2012. FILING RECEIPT: Trademark for GREEN TREE MEDICINALS: 56323.0004 Serial number 88490001 [IWOV-Active.FID12190557] on June 27,

2019

GREEN TREE MEDICINALS (Design), U.S. Serial No. 88490011, International Class 5: “Retail store services featuring hemp oil; Retail store services featuring body oils, massage oils, skin creams, body care products, salves, serums, creams, and oil for therapeutic purposes; all of the foregoing containing hemp oil or cannabidiol derived from hemp.” It was filed in the name of Natural Alternatives for Life, LLC, having an address of 854 Terrace Circle North, Boulder, CO 80304 and has been used since 2012. FILING RECEIPT: GREEN TREE MEDICINALS Trademark Application: 56323.0005 Serial number 88490011 [IWOV-Active.FID12190557] on June 27, 2019

Domain name is: www.GreenTreeMedicinals.com Host: GoDaddy.com

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Assets to be transferred to GT Infusions, LLC:

GT MIP, LLC f/k/a GT Creations, LLC - State Medical MIP 404-00626

GT MIP, LLC f/k/a GT Creations, LLC – Boulder County Medical MIP MMB-18-0001

GT MIP, LLC f/k/a GT Creations, LLC - State Retail MIP 404R-00403

GT MIP, LLC f/k/a GT Creations, LLC – Boulder County Retail MIP RMB-18-0005

Any and all machinery, equipment, furniture, fixtures, inventory, client information, business property and agreements of any kind, nature, character, or description, operated, owned, or leased located at 6859 North Foothills Highway, E-200, Boulder, CO 80302 (the “GTC Location”).

Excluded Assets

Trees will retain:

●	All accounts payable and accrued liabilities prior to the Effective Date
●	Finished, tested, ready for transfer cannabis material from the Berthoud grow

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Schedule B

Share Redemption

Redeemed Shares:

Shareholder	Common Stock Redeemed

Allyson Feiler Downing	5,071,147
Loree Schwartz	4,846,427

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